UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — January 19, 2009

NUCRYST PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada (State or other jurisdiction of incorporation or organization)	000-51686 (Commission File Number)	Not Applicable (I.R.S. Employer Identification No.)

NUCRYST Pharmaceuticals Corp.
101 College Road East
Princeton, New Jersey 08540
(Address of principal executive offices)
Registrant’s telephone number, including area code:  (609) 228-8220
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 19, 2009, Thomas E. Gardner resigned from his position as Chairman, President and Chief Executive Officer of NUCRYST Pharmaceuticals Corp. (the “Company”) and from all positions at the Company’s subsidiary. Mr. Gardner remains a director of the Company. The parties are negotiating the terms of Mr. Gardner’s severance and the Company will make appropriate disclosure when such arrangements are finalized.
     In connection with Mr. Gardner’s departure, the Company appointed David B. Holtz as interim President and Chief Executive Officer of the Company. Mr. Holtz is the Company’s Chief Financial Officer, a role that he will continue to perform during his service as interim President and Chief Executive Officer. In addition, the Company announced that Neil Carragher, the Company’s lead director, was appointed Chairman of the board of directors. Both appointments are effective January 19, 2009.
     Mr. Holtz joined the Company on May 7, 2008 as Vice President, Chief Financial Officer. Before joining NUCRYST, Mr. Holtz served as financial management consultant for various start-up companies, including Virium Pharmaceuticals, Inc. Previously he worked in various managerial roles of increasing importance at Integra LifeSciences Holdings Corporation from October 1993 through December 2006, most recently as Senior Vice President Finance. While at Integra, Mr. Holtz oversaw Integra’s European operations to support the transition of acquisitions in Europe and managed all worldwide financial reporting and accounting functions. Prior to Integra, he worked for Coopers & Lybrand LLP and Cono Leasing Corporation. Mr. Holtz, 42, received a B.S. in Business Administration with an emphasis on finance from Susquehanna University.
     Mr. Holtz does not have any family relationship with any of the Company’s directors, executive officers, or persons nominated to become directors or executive officers. There are no transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.
     In connection with Mr. Holtz’s appointment as interim President and Chief Executive Officer, he and the Company are negotiating changes to his current employment arrangements. The Company will make appropriate disclosure when such revisions are finalized.
     On January 19, 2009, the Company issued a press release announcing the appointment of Mr. Holtz as interim President and CEO and the departure of Mr. Gardner. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit
Number	Description

99.1	Press Release, dated January 19, 2009, titled “NUCRYST appoints interim CEO.”

99.2	Material Change Report dated January 23, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nucryst Pharmaceuticals Corp.
By:	/s/ Carol L. Amelio
Carol L. Amelio
Vice President, General Counsel and Corporate Secretary

Dated:  January 23, 2009.

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated January 19, 2009, titled “NUCRYST appoints interim CEO.”

99.2	Material Change Report dated January 23, 2009.